UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2022

Glenfarne Merger Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40245	85-1535392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

292 Madison Avenue, 19th Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 500-5454
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	GGMCU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	GGMC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	GGMCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In connection with Glenfarne Merger Corp’s (the “Company”) initial public offering (the “IPO”), the Company filed a Form 8-K on March 24, 2021 announcing the entry into the following agreements, among others, forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-253206) related to the IPO, originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 17, 2021 (as amended, the “Registration Statement”):

●	A Warrant Agreement, dated March 18, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”);

●	A Letter Agreement, dated March 18, 2021, by and among the Company, its officers and its directors, and a Letter Agreement, dated March 18, 2021, between the Company and the Company’s sponsor (the “Sponsor”), Glenfarne Sponsor, LLC (collectively, the “Letter Agreements”); and

●	A Registration Rights Agreement, dated March 18, 2021, by and between the Company, its directors and the Sponsor (the “Registration Rights Agreement”).

The Company filed a Form 8-K on December 16, 2022 announcing, among other things, the voting results of the special meeting of stockholders (the “Special Meeting”) held on December 12, 2022. At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to change the date by which the Company must consummate its initial business combination to December 12, 2022 and approved an amendment to change the date on which the trustee must commence liquidation of the trust account. In connection with the full liquidation of the Company’s trust account, the Warrant Agreement, Letter Agreements and the Registration Rights Agreement terminated in accordance with their respective terms on December 22, 2022.

On December 23, 2022, the Company issued a press release to announce that its trust account established in connection with the Company's initial public offering has been liquidated and that 26,914,546 of the Company's outstanding shares of Class A common stock ("public shares") were submitted to the Company's transfer agent, Continental Stock Transfer & Trust Company, and were redeemed on December 21, 2022 at a price of approximately $10.10 per share. As of December 22, 2022, an additional 339,716 public shares were delivered to the Company's transfer agent and were redeemed on December 22, 2022 at the same redemption price. Trading of the Company’s public shares on the Nasdaq Stock Market were suspended on December 16, 2022. There will be no redemption rights or liquidating distributions with respect to the Company's warrants, which will expire worthless. The Company's initial stockholders, officers and directors have waived their right to receive distributions with respect to their common stock issued in connection with the Company's IPO.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated December 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

glenfarne merger corp.

By:	/s/ Brendan Duval
	Name:	Brendan Duval
	Title:	Chief Executive Officer

Date: December 23, 2022

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